PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 1,	May 2,	May 1,	May 2,
	2011	2010	2011	2010
Net sales	$133,103	$105,070	$253,926	$203,267

Costs and expenses:

Cost of sales	(96,617)	(82,980)	(186,845)	(163,000)

Selling, general and administrative	(11,448)	(10,870)	(22,162)	(21,018)

Research and development	(3,940)	(3,601)	(7,711)	(7,556)

Consolidation, restructuring and related credits	-	5,029	-	4,836

Operating income	21,098	12,648	37,208	16,529

Debt extinguishment loss	(30,286)	-	(30,286)	-

Other expense, net	(2,585)	(2,183)	(1,629)	(4,636)

(Loss) income before income taxes	(11,773)	10,465	5,293	11,893

Income tax provision	(3,260)	(1,860)	(6,742)	(2,880)

Net (loss) income	(15,033)	8,605	(1,449)	9,013

Net income attributable to noncontrolling interests	(1,405)	(732)	(2,878)	(927)

Net (loss) income attributable to Photronics, Inc.	$(16,438)	$7,873	$(4,327)	$8,086

Earnings (loss) per share:
Basic	$(0.30)	$0.15	$(0.08)	$0.15

Diluted	$(0.30)	$0.14	$(0.08)	$0.15

Weighted average number of common shares
outstanding:
Basic	55,685	53,405	54,751	53,253

Diluted	55,685	65,780	54,751	54,291